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                                                                    EXHIBIT 10.6

[LOGO OF GLOBAL CROSSING]


                       Employment Term Sheet - Gary Cohen
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Position:                 Chief Operating Officer, reporting to the CEO

Employer:                 Global Crossing Ltd. ("GCL")

Base Salary:              $500,000 per year

Annual Bonus:             Target bonus equal to 100% of base salary. Bonuses are
                          awarded in the sole discretion of GCL. Notwithstanding the foregoing, the performance bonus for the 2000 plan year, to be paid during the first quarter of 2001, will be at least $500,000.


Signing Bonus:            You will receive a signing bonus equal to $5,000,000.
                          The signing bonus will be reduced by the amount of any gain realized from the exercise of any vested stock options you have received from your previous employer
                          (i.e., the difference between the "strike price" of any such options and the price at which such shares close on the date exercised or the actual selling price on that date). You will provide the necessary documentation to establish the amount of such realized gain and the resulting reduced signing bonus amount
                          (the "Net Signing Bonus"). The Net Signing Bonus will be paid as follows:

                          50% on the later of 30 days after the employment start date or 7 days after the Net Signing Bonus is determined
                          25% on the first anniversary of your employment start date;
                          15% on the second anniversary of your employment start date; and
                          10% on the third anniversary of your employment start date.

                          In the event that you resign without Good Reason or are terminated for cause within one (1) year after your employment start date, you agree to return to GCL the first payment of the Signing Bonus, prorated on a monthly basis for the period worked.

Global Crossing Ltd.
Stock Options:            You shall receive 1,000,000 options to purchase common
                          stock of Global Crossing Ltd. (the "Global Crossing
                          Stock Options"), vesting as follows:

                          25% on the employment start date
                          25% on the first anniversary of your employment start date;
                          25% on the second anniversary of your employment start date; and
                          25% on the third anniversary of your employment start date.


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                           The exercise price for such options shall be $26.25
                           per share. Any unvested Global Crossing Stock Options shall automatically cancel upon termination of employment with GCL. Stock options will be granted consistent with the terms and conditions of the 1998 Global Crossing Stock Incentive Plan (the "Plan").

Employment
Start Date:               You will start your employment with GCL on a date to
                          be determined by you but in no event later than May
                          16, 2000.

Benefits:                 Insurance benefits in accordance with company policy
                          as attached hereto as Exhibit "A" including 401(k)
                                                -----------
                          plan participation.

Vacation:                 Four weeks. Maximum vacation accrual shall be four
                          weeks.

Annual Performance
Reviews: In conjunction with the annual performance review process, you will be eligible for salary increases, cash bonus awards and additional stock option awards. The salary increases, cash bonus awards and stock option awards will be determined based on overall company performance, functional group performance and individual performance. Stock options are awarded at the discretion of GCL. The annual review process currently takes place during the first quarter of each calendar year and shall be conducted in the same manner and utilizing the same standards as with other senior corporate officers.

Employment
At-Will: Employment at GCL is at-will. You may resign at any time and GCL may terminate your employment at any time, with or without cause.

Termination Without
Cause or With Good
Reason: In the event you are terminated without cause or that you resign your employment for Good Reason (as defined below) before the first anniversary of your employment start date, you shall receive an amount equal to two
                          (2) times the total of your annual base salary and targeted bonus plus any remaining Signing Bonus payments In the event you are terminated without cause or that you resign your employment for "Good Reason" before the second anniversary of your employment start date, you shall receive an amount equal to two times
                          (2) the total of your annual base salary and targeted bonus based on the target percentage determined at the beginning of the year in which the termination is effective less any salary payments made to you between the first anniversary and second anniversary of your employment date plus any remaining Signing Bonus

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                          payments. In the event you are terminated without
                          cause or that you resign your employment for Good Reason after the second anniversary but before the third anniversary of your employment date, you shall receive an amount equal to the total of your annual base salary and targeted bonus based on the target percentage determined at the beginning of the year in which the termination is effective plus any remaining Signing Bonus payments.

                          In the event that you are terminated without cause or resign with Good Reason within one (1) year after a Change in Control (as defined in the Plan), you will receive a severance payment equal to three (3) years' salary and bonus. The terms and conditions of the Change in Control agreement shall be the same as other corporate officers.

                          "Good Reason" as used herein shall mean:

                          (i) a substantial reduction by GCL of your duties or responsibilities or a change in your reporting line; or

                          (ii) a reduction by GCL of your base salary or Annual Bonus potential.

                          You must provide written notice to GCL within 20 days after the occurrence of an event constituting Good Reason. GCL shall have 20 days after receipt of written notice to cure. If GCL fails to cure and you resign within 30 days after the end of the 20-day cure period, then such resignation shall constitute resignation for Good Reason.

Termination For
Cause:                    "Cause" as utilized herein shall mean:

                          (i) conviction of a felony; or conviction of a crime of moral turpitude which causes serious economic injury or serious injury to Global Crossing's reputation; or

                          (ii) material breach of the Proprietary Information Agreement attached hereto and incorporated herein by reference as Exhibit "B" ; or
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                          (iii)   fraud or embezzlement; intentional misconduct;
                                  or gross negligence which has caused serious and demonstrable injury to Global Crossing or its affiliates, except that a good faith exercise of business judgment shall not be deemed gross negligence; or

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                          (iv)    egregious performance or failure to perform
                                  your duties as Chief Operating Officer which performance or failure to perform continues beyond twenty-one (21) days after a written demand for substantial improvement in your performance, identifying specifically and in detail the manner in which improvement is sought, is delivered to you by GCL; provided that a failure to achieve performance objectives shall not by itself constitute Cause.

                          Upon notice by GCL to you that it is terminating your employment pursuant to a Termination for Cause, the "Termination Date" shall be the date on which such notice is mailed or hand-delivered, or as otherwise specified in the notice of termination, to you. Upon Termination for Cause, you shall not be entitled to receive any further compensation or payments hereunder (except for Base Salary relating to your services prior to the Termination Date and any earned but unpaid Annual Bonus payments. Any unvested Global Crossing Stock Options shall immediately cancel as of the Termination Date. Vested Global Crossing Stock Options shall be subject to the provisions of your stock option agreement and the Global Crossing stock option Plan.

Withholdings:             All payments set forth herein which are subject to
                          withholdings, shall be made less any required withholdings.

Binding Arbitration: Any controversy arising out of or relating to this Term Sheet or the Proprietary Information Agreement shall be settled by binding arbitration in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association before a single arbitrator who shall be a retired federal judge, and judgment upon the award rendered may be entered in any court having jurisdiction thereof. The costs of any such arbitration proceedings shall be borne equally by GCL and you. Neither party shall be entitled to recover attorneys' fee or costs expended in the course of such arbitration or enforcement of the award rendered thereunder. The location for the arbitration shall be New York City, New York.

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We look forward to you joining Global Crossing. Please sign below and return to
John Comparin via facsimile at 973-889-5970. If not fully executed on or before April 26, 2000, this Term Sheet shall be void.


GLOBAL CROSSING LTD.
A Bermuda corporation

By: /s/  John L. Comparin
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Name: John L. Comparin
Title: SVP Human Resources


/s/  Gary Cohen
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GARY COHEN


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